                                                                 File No. 0-8623
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                ---------------

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

/X/    Filed by the Registrant
/ /    Filed by a Party other than the Registrant

Check the Appropriate Box:
/ /    Preliminary Proxy Statement
/ /    Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
/X/    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12

                            ------------------------

                          ROBOTIC VISION SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)

     (Name of Person filing Proxy Statement, if other than the Registrant)

                            ------------------------

Payment of Filing Fee (check the appropriate box):
/X/    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.
/ /    $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3).
/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

       2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

           ---------------------------------------------------------------------

       4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid: _____________________________________________

       2)  Form, Schedule or Registration Statement No.: _______________________

       3)  Filing Party: _______________________________________________________

       4)  Date Filed: _________________________________________________________

                            ------------------------

                        Copies of all communications to:

                               IRA ROXLAND, Esq.
                          Parker Duryee Rosoff & Haft
                                529 Fifth Avenue
                            New York, New York 10017
                                 (212) 599-0500

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     [LOGO]

                          ROBOTIC VISION SYSTEMS, INC.
                              425 RABRO DRIVE EAST
                           HAUPPAUGE, NEW YORK 11788

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 28, 1996

                            ------------------------

To the Stockholders of
 ROBOTIC VISION SYSTEMS, INC.:

    NOTICE  IS  HEREBY  GIVEN  that  the  Annual  Meeting  of  Stockholders (the
"Meeting") of ROBOTIC VISION SYSTEMS, INC., a Delaware corporation (the "Company"), will be held at The Bank of New York, One Wall Street, New York, New York, on Thursday, March 28, 1996 at the hour of 10:00 a.m., for the following purposes:

    1) To elect eight Directors of the Company for the ensuing year.

    2) To consider and vote upon a proposal to approve the Company's 1996 Stock Plan.

    3) To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 1996.

    4) To transact such other business as may properly come before the Meeting.

    Only stockholders of record at the close of business on February 15, 1996 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          Robert H. Walker,
                                          SECRETARY

New York, New York
February 22, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY GIVING WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                          ROBOTIC VISION SYSTEMS, INC.
                              425 RABRO DRIVE EAST
                           HAUPPAUGE, NEW YORK 11788

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is being mailed on or about February 22, 1996 to all stockholders of record at the close of business on February 15, 1996 in connection with the solicitation by the Board of Directors (the "RVSI Board") of Robotic Vision Systems, Inc. (the "Company") of Proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on March 28, 1996. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by the Company. All Proxies duly executed and received by the persons designated as proxy therein will be voted on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specified instructions, will be voted for the named nominees to the RVSI Board and in favor of the proposals to approve the Company's 1996 Stock Plan and to ratify the selection of Deloitte & Touche LLP. The RVSI Board does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above, Attn: Corporate Secretary, by delivery of a subsequently dated Proxy or by attending the Meeting and voting in person.

    The total number of shares of the Company's Common Stock outstanding as of February 15, 1996 was 16,452,419. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on February 15, 1996 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 8,226,210 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, a vote of a majority of the shares of Common Stock present and voting, in person or by proxy, at the Meeting is required to pass upon each of the matters presented. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Meeting, whereas broker nonvotes will not be counted for purposes of determining whether a proposal has been approved. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

    A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 425 Rabro Drive East, Hauppauge, New York, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 15, 1996 by (i) each director of the Company, (ii) each person known by the Company to own beneficially 5% or more of the Company's Common Stock, (iii) each officer named in the Summary Compensation Table elsewhere herein and (iv) all directors and executive officers as a group:

                                                                      NUMBER OF
                                                                      SHARES OF
                                                                    COMMON STOCK
NAME AND ADDRESS                                                    BENEFICIALLY     PERCENT OF
OF BENEFICIAL OWNER                                                   OWNED(1)          CLASS
-----------------------------------------------------------------  ---------------   -----------
Pat V. Costa.....................................................      268,760(2)        1.6%
Frank A. DiPietro................................................       40,000(3)       (15)
Donald F. Domnick................................................       22,700(4)       (15)
Ofer Gneezy......................................................       22,808(5)       (15)
Jay M. Haft......................................................      486,546(6)        2.9%
Donald J. Kramer.................................................        4,654(7)       (15)
Mark J. Lerner...................................................       91,863(8)       (15)
Howard Stern.....................................................       69,336(9)       (15)
Robert H. Walker.................................................       45,095(10)      (15)
Steven J. Bilodeau...............................................       22,577(11)      (15)
Earl H. Rideout..................................................       10,636(12)      (15)
General Motors Corporation
 767 Fifth Avenue
 New York, New York 10153........................................    1,225,775           7.5%
Marie Cioti
 408 Mamaroneck Road
 Scarsdale, New York 10583.......................................    1,100,000           6.7%
Robotic Vision Systems
 Shareholder's Committee
 and Robotic Vision
 Shareholder's Group
 c/o BEG Enterprises, Inc.
 33493 14 Mile Road, #100
 Farmington Hills, MI 48331......................................      897,865(13)       5.5%
All current executive officers and
 directors as a group (12 persons)...............................    1,098,724(14)       6.4%

------------------------
 (1) Includes shares issuable pursuant to currently exercisable options and warrants as well as those options and warrants which will become exercisable within 60 days of February 15, 1996. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.

 (2) Includes (i) 237,326 shares issuable to Mr. Costa upon exercise of outstanding options, 80,000 of which are subject to stockholder approval of the 1996 Stock Plan and (ii) 1,434 shares held under the Company's Stock Ownership Plan (the "Stock Ownership Plan"), over which Mr. Costa has voting power, but does not have dispositive control.

 (3) Includes (i) 12,000 shares issuable to Mr. DiPietro upon exercise of outstanding options and (ii) 28,000 shares owned of record by his spouse.

 (4) Includes 4,000 shares issuable to Mr. Domnick upon exercise of outstanding options.

 (5) Includes 22,808 shares issuable to Mr. Gneezy upon exercise of outstanding options.

 (6) Includes   (i)  52,000  shares  issuable  to  Mr.  Haft  upon  exercise  of
     outstanding  options,  (ii)  87,300   shares  issuable  upon  exercise   of
     outstanding warrants which are held by his spouse, (iii) 310,800 shares owned of record by his spouse and (iv) 7,666 shares held indirectly in a retirement trust.

 (7) Includes 1,802 shares issuable to Mr. Kramer upon exercise of outstanding options.

 (8) Includes 86,863 shares issuable to Morgen Evan and Company, Inc., of which Mr. Lerner is the principal owner, upon exercise of outstanding warrants and 5,000 shares issuable to Mr. Lerner upon exercise of outstanding options.

 (9) Includes (i) 63,330 shares issuable to Mr. Stern upon exercise of outstanding options and (ii) 6,006 shares held under the Stock Ownership Plan, over which shares Mr. Stern has voting power, but does not have dispositive control.

(10) Includes (i) 39,636 shares issuable to Mr. Walker upon exercise of outstanding options and (ii) 5,459 shares held under the Stock Ownership Plan, over which shares Mr. Walker has voting power, but does not have dispositive control.

(11) Includes 5,577 shares held under the Stock Ownership Plan, over which shares Mr. Bilodeau has voting power, but does not have dispositive control.

(12) Includes (i) 10,494 shares issuable to Mr. Rideout upon exercise of outstanding options and (ii) 142 shares held under the Stock Ownership Plan, over which shares Mr. Rideout has voting power, but does not have dispositive control.

(13) Information obtained from amended Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on November 9, 1994.

(14) Includes (i) 443,798 shares owned of record and beneficially, (ii) 632,404 shares issuable upon exercise of outstanding options and warrants and (iii) 22,522 shares held under the Stock Ownership Plan for certain officers of the Company, over which shares such officers have voting power, but do not have dispositive control.

(15) Less than one percent.

                             ELECTION OF DIRECTORS

    Eight directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are elected and qualified.

INFORMATION CONCERNING NOMINEES

    The following table sets forth the positions and offices presently held with the Company by each nominee, his age and his tenure as a director.

                                                  POSITIONS AND OFFICES
          NAME            AGE                PRESENTLY HELD WITH THE COMPANY                 DIRECTOR SINCE
------------------------  ---  ------------------------------------------------------------  --------------
Pat V. Costa              52   Chairman of the Board, President, Chief Executive Officer           1984
Frank A. DiPietro         69   Director                                                            1992
Donald F. Domnick         74   Director                                                            1988
Jay M. Haft               60   Director                                                            1977
Donald J. Kramer          63   Director                                                            1995
Mark J. Lerner            43   Director                                                            1994
Howard Stern              58   Senior Vice President and Director                                  1981
Robert H. Walker          60   Executive Vice President, Secretary, Treasurer and Director         1990

    PAT V. COSTA has served as President, Chief Executive Officer and Chairman of the RVSI Board since July 1984. Prior thereto and from 1977, Mr. Costa was employed by GCA Corporation, most recently in the capacity of Executive Vice President. GCA is engaged in the manufacturing of various electronic instrumentation equipment and systems.

    FRANK A. DIPIETRO began his career with General Motors Corporation ("GM") in 1944. During his forty-six year career with GM, he was actively involved in automobile assembly and manufacturing engineering systems. He retired in 1990 and continues as a consultant in laser systems in several industries. At the time of his retirement, Mr. DiPietro held the position of Director of Manufacturing Engineering, Chevrolet-Pontiac-Canada Car Group, for GM.

    DONALD F. DOMNICK served as Vice President of Caterpillar, Inc. from 1977 through 1985. Mr. Domnick, who has been retired since 1985, is also a fellow of the Society of Manufacturing Engineers, is a Director of Midstate College in Peoria, Illinois and is on the Board of Advisors of St. Francis Medical Center.

    JAY M. HAFT has been interim Chief Executive Officer of Noise Cancellation Technologies Inc., a noise attenuation and vibration control company ("NCT"), since November 1994. Since January 1994, Mr. Haft has been of counsel to the law firms of Ruden, McClosky, Smith, Schuster & Russell, P.A. in Fort Lauderdale, Florida and Parker Duryee Rosoff & Haft, the Company's counsel, in New York, New York. Prior thereto, Mr. Haft was a partner of Parker Duryee Rosoff & Haft from September 1991 through December 1994 and a partner in the New York law firm of Rivkin, Radler, Dunne & Bayh from 1988 to August 1991. Mr. Haft currently serves as a member of the Board of Directors of NCT, Extech, Inc., a hotel management company, CAS Medical Systems, a medical devices company, Nova Technologies, Inc., a patient care equipment company, Viragen, Inc., a proprietary drug company, and Oryx Technology Corporation, a materials sciences company.

    DONALD J. KRAMER, prior to the Company's acquisition of Acuity Imaging, Inc. ("Acuity") in September 1995, was Chairman of the Board of Directors of Acuity from January 1994 to September 1995. Mr. Kramer served as a Director of Itran Corp. from 1982 until its merger with Automatix Incorporated, the predecessor of Acuity, in January 1994. Mr. Kramer has been a private consultant and special limited partner of TA Associates, a private equity capital firm located in Boston, Massachusetts, since January 1990. For the previous five years, Mr. Kramer was a general partner of TA Associates. Mr. Kramer is also a director of Varitronic Systems, Inc. and several privately held companies.

    MARK J. LERNER has been President of Morgen, Evan & Company, Inc., an investment banking firm which focuses on Japanese-U.S. transactions, since 1992. Prior thereto and from 1990, he was a managing director at Chase Manhattan Bank where he headed the Japan corporate finance group. From 1982 to 1990 Mr. Lerner worked in the Investment Banking Division of Merrill Lynch as head of its Japan Group, coordinating its New York-based Japanese activities with professionals in Tokyo and London.

    HOWARD STERN has been Senior Vice President and Technical Director of the Company since December 1984. Prior thereto and from 1981, he was Vice President of the Company.

    ROBERT H. WALKER is and has been Executive Vice President and Secretary-Treasurer of the Company since December 1986. Prior thereto and from December 1984 he was Senior Vice President of the Company. From 1983 to 1985 he also served as Treasurer. Mr. Walker is also a Director of Tel Instrument Electronics Corporation, a publicly-owned company.

    As long as it is the beneficial owner of at least 5% of the Company's issued and outstanding Common Stock, GM has the right to designate a representative for nomination to serve on the RVSI Board. GM has not yet designated such a representative for the current year.

IDENTIFICATION OF EXECUTIVE OFFICERS
(Excludes Executive Officers who are also Directors)

          NAME            AGE      POSITION(S)                           PRINCIPAL OCCUPATION
------------------------  ---  --------------------  ------------------------------------------------------------
Steven J. Bilodeau         37  President, RVSI       Is and since October 1995 has been President, RVSI
                                Electronics           Electronics Division. Prior thereto and from December 1986,
                                Division              he was Executive Vice President of the Company. Between
                                                      April 1985 and December 1986, he served the Company in
                                                      various capacities, most recently as Vice President of
                                                      Operations.
Earl H. Rideout            49  Vice President        Is and since February 1989 has been Vice President of the
                                                      Electronics Group for the Company. Prior thereto and from
                                                      1986 he was Executive Vice President of Vitronics
                                                      Corporation, a firm engaged in the manufacture and
                                                      distribution of solder reflow ovens for the electronics
                                                      industry. From 1984 to 1986 he was President and Chief
                                                      Operating Officer of Testamatic Corporation, a manufacturer of bare board test equipment.
William E. Yonescu         53  Vice President        Is and since June 1991 has been Vice President for New
                                                      Product Development of the Company. Prior thereto and from
                                                      March 1984, he was Research and Development Manager of the
                                                      Company.

    Executive officers are elected annually by the RVSI Board to hold office until the first meeting of the RVSI Board following the next annual meeting of stockholders and until their successors are chosen and qualified.

INFORMATION CONCERNING THE RVSI BOARD

    The RVSI Board held five meetings during the year ended September 30, 1995. All then incumbent directors attended 100% of such meetings.

    The Stock Option Committee of the RVSI Board reviews and implements appropriate action with respect to all matters pertaining to stock options granted under the Company's 1991 Stock Option Plan and 1987 Incentive Stock Option Plan. The Stock Option Committee is currently composed of Messrs. Haft and DiPietro. The Stock Option Committee held 27 meetings, including actions taken by unanimous written consent in lieu of meetings, during fiscal 1995. All then incumbent members of the Stock Option Committee participated in 100% of such meetings.

    The Audit Committee of the RVSI Board is charged with the review of the activities of the Company's independent auditors (including, but not limited to, fees, services and scope of audit). The Audit Committee is presently composed of Messrs. Costa, Haft and Domnick, of which Mr. Costa is an ex officio, non-voting member thereof. The Audit Committee met once during the period of performance of the 1995 fiscal year end audit. All then incumbent members of the Audit Committee attended such meeting.

    The Company does not have a nominating committee, charged with the search for and recommendation to the RVSI Board of potential nominees for RVSI Board positions nor does the Company have a compensation committee charged with reviewing and recommending to the RVSI Board compensation programs for the Company's officers. These functions are performed by the RVSI Board as a whole.

REPORTING DELINQUENCIES

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended September 30, 1995, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that Mr. Lerner was not timely in his filing of two monthly reports, each of which reflected his receipt of warrants to purchase shares of the Company's Common Stock.

                    PROPOSAL TO APPROVE THE 1996 STOCK PLAN

    The RVSI Board adopted the Robotic Vision Systems, Inc. 1996 Stock Plan (the "Stock Plan") on January 12, 1996, subject to the approval of the Company's stockholders. Accordingly, at the Meeting, the Company's stockholders will be asked to approve the Stock Plan, and the RVSI Board recommends that it be approved. The RVSI Board and management believe that the Stock Plan will help attract and retain competitively superior employees and promote long-term growth and profitability by further aligning employee and stockholder interests. The affirmative vote of a majority of the shares of the Company's Common Stock voting on this resolution, in person or by proxy, is required for its adoption. If the Stock Plan is approved, the Administrator (as defined below) of the Stock Plan will have more flexibility to determine the type and amount of awards to be granted to eligible participants.

    A summary of the essential features of the Stock Plan is provided below, but is qualified in its entirety by reference to the full text of the Stock Plan, which is attached as Exhibit A to this Proxy Statement. All defined terms used below have the meaning set forth in the Stock Plan, unless otherwise indicated.

PURPOSE AND ELIGIBILITY

    The Stock Plan is intended to promote the interests of the Company by affording employees, executive officers and directors of the Company and its present and future subsidiaries and outside consultants or advisors to the Company, an opportunity to acquire a proprietary interest in the Company, in order to attract and retain such persons, to provide them with long term financial incentives to increase the value of the Company and to provide them with a stake in the future of the Company which corresponds to the stake of each of the Company's stockholders. The Administrator of the Stock Plan shall determine which members of such class of eligible individuals shall receive grants under the Stock Plan and the terms of such grants.

SHARES SUBJECT TO PLAN

    The aggregate number of shares of the Company's Common Stock that may be granted under the Stock Plan shall be 1,000,000 ("Shares"), subject to adjustment as provided in the Stock Plan.

EFFECTIVE DATE AND DURATION

    The effective date of the Stock Plan shall be January 12, 1996. The Stock Plan shall terminate on January 12, 2006, unless earlier terminated by the RVSI Board. No award shall be granted after the date on which the Stock Plan terminates.

ADMINISTRATION

    The Stock Plan is to be administered by a committee (the "Administrator") of the RVSI Board which shall consist of two or more disinterested directors of the Company, who shall be appointed by the RVSI Board. A member of the RVSI Board shall be deemed to be "disinterested" only if he satisfies such requirements as the SEC may establish for disinterested administrators acting under plans intended to qualify for exemption under Rule 16b-3, promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The Administrator shall, subject to the provisions of the Stock Plan, (i) determine the amount of all grants, (ii) determine the terms and conditions of grant agreements and all elections and other forms, (iii) interpret the Stock Plan and (iv) make all other decisions relating to the operations of the Stock Plan.

AWARDS AVAILABLE UNDER STOCK PLAN

    The Administrator may make the following types of grants under the Stock Plan, each of which shall be an "Award". One share of the Company's Common Stock shall be the underlying security for any Award.

    STOCK OPTIONS. The Administrator may grant to participants Stock Options to purchase Shares. The Option Price for each Share subject to a Stock Option shall not be less than the greater of (i) the par value of a Share or (ii) the Fair Market Value (as such term is defined in the Stock Plan) of a Share on the date the Stock Option is granted. The Stock Options may be Non-Qualified Stock Options ("NQSOs") or Incentive Stock Options ("ISOs") which are intended to satisfy the requirement of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each grant of Stock Options shall be evidenced by an agreement which shall incorporate such terms and conditions as the Administrator, in its sole discretion, deems to be consistent with the terms of the Stock Plan and other legal requirements. The Administrator may prescribe the method of exercise and payment of such Stock Options. The Administrator may issue new Stock Options equal to the number of Shares surrendered by a participant upon exercise of previously granted Stock Options.

    RESTRICTED SHARES. The Administrator may grant to participants the right to purchase shares, subject to specified restrictions ("Restricted Shares"). Such restrictions may include, but are not limited to, the requirement of continued employment with the Company or a subsidiary and achievement of performance objectives. If a participant fails to meet the terms and conditions set forth in the related agreement during the period of the restrictions, the Restricted Shares shall be forfeited, and all rights of the participant to such shares shall terminate without further obligation on the part of the Company. Except to the extent restricted under the terms and conditions of the related agreement, a participant who is granted Restricted Shares shall have all of the rights of a stockholder, including, without limitation, the right to vote Restricted Shares and the right to receive dividends on such Restricted Shares.

    The Administrator shall determine and specify the purchase price of the Restricted Shares, the nature of the restrictions and the performance objectives in the related agreement. The performance objectives shall consist of (i) one or more business criteria, including financial and individual performance criteria, and (ii) a target level or levels of performance with respect to such criteria. The performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code.

    STOCK PAYMENTS. Stock Payments may be made to participants as a bonus or as additional compensation, as determined by the Administrator. Once a participant receiving Stock Payments becomes a holder of record of such Shares, the participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued as Stock Payments.

TRANSFERABILITY DURING LIFETIME

    During the lifetime of a participant to whom an Award is granted, only the participant, or participant's legal representative, may exercise or receive payment of an Award; provided, however, that the Administrator may permit transfers of awards other than ISOs pursuant to a valid domestic relations order if and to the extent any such transfers do not cause a participant subject to Section 16 of the Exchange Act to lose the benefit of the exemptions under Rule 16b-3 for such transactions or violate other rules or regulations of the SEC or the Internal Revenue Service or materially increase the cost of the Company's compliance with such rules or regulations.

ADJUSTMENTS

    In the event that there is any change in the Company's Common Stock by reason of any dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or events, the number and kind of Shares which may be delivered, the exercise price, grant price, or purchase price relating to any Award may be appropriately adjusted by the Administrator at the time of such event.

AMENDMENTS

    The RVSI Board shall have the right to amend, modify, suspend or terminate the Stock Plan at any time, for any purpose; provided that following the approval of the Stock Plan by the Company's Stockholders, the Stock Plan may not be amended in a manner which would disqualify the Plan from the exemption provided by Rule 16b-3 under the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES

    The rules governing the tax treatment of Stock Options, Restricted Shares and Stock Payments are quite technical. Therefore, the description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the Federal income tax laws.

    INCENTIVE STOCK OPTIONS. The participant recognizes no taxable gain or loss when an ISO is granted or exercised, although upon exercise the spread between the fair market value and the exercise price generally is an item of tax preference for purposes of the participant's alternative minimum tax. If the Shares acquired upon the exercise of an ISO are held for at least one year after exercise and two years after grant (the "Holding Periods"), the participant recognizes any gain or loss realized upon such sale as long-term capital gain or loss and the Company is not entitled to a deduction. If the Shares are not held for the Holding Periods, the gain is ordinary income to the participant to the extent of the difference between the exercise price and the fair market value of the Company's Common Stock on the date the option is exercised and any excess is capital gain. Also, in such circumstances, the Company receives a deduction equal to the amount of any ordinary income recognized by the participant.

    NON-QUALIFIED STOCK OPTIONS. The participant recognizes no taxable income and the Company receives no deduction when an NQSO is granted. Upon exercise of an NQSO, the participant recognizes ordinary income and the Company receives a deduction equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. The participant recognizes as a capital gain or loss any subsequent profit or loss realized on the sale or exchange of any Shares disposed of or sold.

    RESTRICTED SHARES. A participant granted Restricted Shares is not required to include the value of such Shares in income until the first time such participant's rights in the Shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Code Section 83(b) to be taxed on the receipt of the Shares. In either case, the amount of such ordinary income will be equal to the excess of the fair market value of the Shares at the time the income is recognized over the amount (if any) paid for the Shares. The Company receives a deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income.

    STOCK PAYMENTS. A participant granted Stock Payments recognizes income in an amount equal to the fair market value of such shares as and when such becomes payable to the participant. The Company receives a deduction for the same amount in the year that income is recognized by the participant.

    SECTION 162(M). Section 162(m) of the Code limits to $1 million per year the Federal income tax deduction available to a public company for compensation paid to any of its chief executive officer and four other highest paid executive officers. However, Section 162(m) provides an exception from this limitation for certain "performance-based" compensation if various requirements are satisfied. The Stock Plan is designed to satisfy this exception for Stock Options. In addition, if the Administrator elects to issue Restricted Shares or Stock Payments thereunder, it also can satisfy the exception for such grants by utilizing "performance-based" award criteria.

    On January 19, 1996, the Administrator awarded ISOs, subject to stockholder approval of the Stock Plan, to each of Messrs. Costa, Stern, Walker, Bilodeau and Rideout covering 400,000, 40,000, 30,000, 100,000 and 15,000 shares, respectively, each at an exercise price of $18.25 per share and exercisable through January 19, 2002.

    As discussed above, the employees of the Company and its subsidiaries who will receive awards under the Stock Plan and the size and terms of the awards are generally to be determined by the Administrator in its discretion. Thus, it is not possible either to predict the future benefits or amounts that will be received by or allocated to particular individuals or groups of employees.

    THE RVSI BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    Set forth below is the aggregate compensation for services rendered in all capacities to the Company during its fiscal years ended September 30, 1995, 1994 and 1993 by its Chief Executive Officer and each of its four most highly compensated executive officers whose compensation exceeded $100,000 during its fiscal year ended September 30, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                                                  -----------------------------------
                                                                                             PAYOUTS
                                      ANNUAL COMPENSATION                  AWARDS           ---------
                                --------------------------------  ------------------------  LONG TERM
      NAME AND        FISCAL                        OTHER ANNUAL   RESTRICTED   NUMBER OF   INCENTIVE     ALL OTHER
 PRINCIPAL POSITION    YEAR      SALARY     BONUS   COMPENSATION  STOCK AWARDS   OPTIONS     PAYOUTS     COMPENSATION
--------------------  -------   --------   -------  ------------  ------------  ----------  ---------  ----------------
Pat V. Costa             1995   $180,494   $55,300     --             --           --         --         $  177,250(1)(2)
 Chief Executive         1994   $176,702   $36,000     --             --           --         --         $   52,310(1)(2)
 Officer                 1993   $169,218     --        --             --          100,000     --         $   52,262(1)(2)
Steven J. Bilodeau       1995   $142,312   $45,000     --             --           --         --         $    2,250(2)
 Executive               1994   $139,260   $31,000     --             --           --         --         $    2,686(2)
 Vice President          1993   $133,426   $ 6,000     --             --           50,000     --         $    2,096(2)
Earl H. Rideout          1995   $124,080   $19,000     --             --           --         --         $      751(2)
 Vice President          1994   $112,127   $13,500     --             --           --         --            --
                         1993   $112,550     --        --             --           25,000     --            --
Howard Stern             1995   $120,322   $33,500     --             --           --         --         $    2,250(2)
 Senior Vice             1994   $117,787   $26,000     --             --           --         --         $    2,347(2)
 President               1993   $112,805     --        --             --           45,000     --         $    1,699(2)
Robert H. Walker         1995   $116,165   $36,000     --             --           --         --         $    2,250(2)
 Executive Vice          1994   $111,715   $26,000     --             --           --         --         $    1,785(2)
 President               1993   $102,082   $ 4,000     --             --           41,113     --         $    1,598(2)

------------------------
(1) During fiscal 1992, the Company entered into a Stock Appreciation Rights Agreement with Mr. Costa. Under the terms of this agreement, Mr. Costa would receive cash payments based on the appreciation in the market value of the Company's Common Stock, subject to maximum payments of $50,000 for each of the fiscal years ended September 30, 1993 and 1994, $75,000 for the fiscal year ended September 30, 1995 and $100,000 for the fiscal year ending September 30, 1996, respectively. The RVSI Board in its discretion could accelerate any such payments. Payments of $50,000 were made to Mr. Costa for each of the years ended September 30, 1993 and 1994; payments for the years ended September 30, 1995 and the year ending September 30, 1996, which aggregated $175,000, were made during fiscal 1995. No further payments will be made to Mr. Costa under this agreement.

(2) Represents accrued and vested payments under the Stock Ownership Plan. For Mr. Costa, such payments equaled $2,262, $2,310 and $2,250 for the fiscal years ended September 30, 1993, 1994 and 1995, respectively.

    Set forth below is further information with respect to unexercised options to purchase the Company's Common Stock under the Company's 1987 Incentive Stock Option Plan and 1991 Stock Option Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                  NUMBER OF               VALUE OF UNEXERCISED
                                 NUMBER OF                   UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS AT
                                  SHARES                    AT SEPTEMBER 30, 1995          SEPTEMBER 30, 1995
                                ACQUIRED ON     VALUE     --------------------------  ----------------------------
NAME                             EXERCISE     REALIZED    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  -----------  -----------  -----------  -------------  -------------  -------------
Pat V. Costa..................      34,601   $   315,602     295,326        50,000    $   6,466,532  $   1,019,750
Steven J. Bilodeau............      51,000   $   507,375      71,000        25,000    $   1,531,757  $     511,400
Earl H. Rideout...............      20,000   $   182,500      25,494        22,500    $     545,462  $     479,725
Howard Stern..................      25,000   $   224,828     103,330        22,500    $   2,257,933  $     461,175
Robert H. Walker..............      25,000   $   228,125      64,636        20,557    $   1,400,894  $     422,140

    The following table sets forth the estimated annual plan benefits payable upon retirement in 1996 at age sixty-five after fifteen, twenty, twenty-five, thirty and thirty-five years of credited service to the Company.

                                PENSION BENEFITS

                                                                           YEARS OF SERVICES
                                                         -----------------------------------------------------
REMUNERATION                                                15         20         25         30         35
-------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
$100,000...............................................  $  20,467  $  27,289  $  34,112  $  34,112  $  34,112
$125,000...............................................  $  26,167  $  34,889  $  43,612  $  43,612  $  43,612
$150,000...............................................  $  31,867  $  42,489  $  53,112  $  53,112  $  53,112
$175,000...............................................  $  31,867  $  42,489  $  53,112  $  53,112  $  53,112
$200,000...............................................  $  31,867  $  42,489  $  53,112  $  53,112  $  53,112
$225,000...............................................  $  31,867  $  42,489  $  53,112  $  53,112  $  53,112
$250,000...............................................  $  31,867  $  42,489  $  53,112  $  53,112  $  53,112
$300,000...............................................  $  31,867  $  42,489  $  53,112  $  53,112  $  53,112
$400,000...............................................  $  31,867  $  42,489  $  53,112  $  53,112  $  53,112
$500,000...............................................  $  31,867  $  42,489  $  53,112  $  53,112  $  53,112

    The amount of compensation covered by the pension plan is determined in accordance with the rules established by the Internal Revenue Service and includes all dollar items shown on the Summary Compensation Table with the exception of 401(k) contributions. Effective with the fiscal year ended September 30, 1995, for purposes of calculating the pension benefit, earnings are limited to $150,000, as adjusted for any cost of living increases authorized by the Code.

    At September 30, 1995, Messrs. Costa, Bilodeau, Rideout, Stern and Walker had eleven, eleven, seven, twenty-four, and twelve years, respectively, of credited service with the Company.

    A participant in the pension plan will receive retirement income based on 23% of his final average salary up to his applicable Social Security covered compensation level plus 38% of any excess, reduced proportionately for less than twenty-five years of credited service at normal retirement at age 65, subject to the $150,000 limit described above. Final average salary is defined in the pension plan as the average of a participant's total compensation during the five consecutive calendar years in the ten calendar year period prior to his normal retirement date which produces the highest average. A participant is 100% vested in his accrued pension benefit after five years of service as defined in the pension plan.

EMPLOYEE AGREEMENTS

    Mr. Costa is employed as Chief Executive Officer and President of the Company under an indefinite term agreement which currently provides for an annual base salary of $235,000. Pursuant to the terms of his employment agreement, Mr. Costa has been granted certain rights in the event of the termination of his employment or a change in control of the Company. Specifically, in the event of termination for any reason other than for cause and other than voluntarily, Mr. Costa will be entitled to the continuance of salary and certain fringe benefits for a period of twelve months and may exercise all outstanding stock options which are exercisable during the twelve month period succeeding termination at any time within such twelve month period. In the event of the occurrence of a change in control of the Company (as defined in his employment agreement) and, further, in the event that Mr. Costa is not serving in the positions of Chief Executive Officer, President and Chairman of the Company (other than for cause) within one year thereafter, Mr. Costa will be entitled to exercise all outstanding stock options, regardless of when otherwise exercisable, during the six month period following the termination date of his employment.

    The Company has also granted certain rights in the event of termination of employment to Messrs. Bilodeau, Rideout, Stern, Walker and Yonescu. Specifically, in the event of involuntary termination other than for cause, each officer will be given a termination package which provides for three months severance pay and continued benefits, with the exception of Mr. Rideout whose employment agreement allows for six months severance. In addition, the Company has agreed to provide a maximum of one hundred days' advance written notice to Messrs. Bilodeau, Stern and Walker in the event the Company should desire to terminate their employment other than for cause. In such event, each such officer shall be entitled to exercise all outstanding stock options, regardless of when otherwise exercisable, during a specified period following such termination.

DIRECTORS COMPENSATION

    During the fiscal year ended September 30, 1995, directors who were not otherwise employees of the Company were compensated at the rate of $1,500 for attendance at each meeting of the RVSI Board or any committee thereof; $750 for attendance at any second meeting held during the same day and $200 for participation at a telephonic meeting or execution of a consent in lieu of a meeting.

REPORT ON EXECUTIVE COMPENSATION

    The Company does not have a compensation committee charged with reviewing and recommending to the RVSI Board compensation programs for the Company's executive officers. These functions are performed by the RVSI Board as a whole.

    COMPENSATION PHILOSOPHY

    The Company believes that executive compensation should:

    -provide   motivation  to   achieve  strategic  goals   by  tying  executive
     compensation to Company performance, as well as affording recognition of individual performance,

    -provide compensation reasonably comparable to that offered by other high-technology companies in a similar industry, and

    -align the interests of executive  officers with the long-term interests  of
     the   Company's  stockholders   through  the   award  of   equity  purchase
     opportunities.

    The Company's compensation plan is designed to encourage and balance the attainment of short term operational goals, as well as the implementation and realization of long term strategic initiatives. As greater responsibilities are assumed by an executive officer, a larger portion of compensation is "at risk".

    This philosophy is intended to apply to all management, including the Company's Chief Executive Officer, Pat V. Costa.

    COMPENSATION PROGRAM

    The Company's  executive compensation  program has  three major  components:
base   salary,  short-term   incentive  bonus  payments   and  long-term  equity
incentives.

    Compensation packages offered to executive officers are based primarily on the recommendations of nationally recognized compensation and benefits consulting firms hired by the Company. The Company seeks to position total compensation at or near the median levels of other high-tech companies in a similar industry.

    Individual performance reviews are generally conducted annually. Increases in fiscal year 1995 were based on an individual's sustained performance, compensation study recommendations and the achievement of the Company's revenue, profit and earnings per share goals. The Company does not assign specific weighting factors when measuring performance; rather, subjective judgment and discretion is exercised in light of the Company's overall compensation philosophy.

    Base salary is determined by evaluating individual responsibility levels utilizing independent compensation surveys to determine appropriate salary ranges and evaluating the individual performance.

    Short term incentive bonus payments, generally, are paid to executive officers on an annual basis. The award of bonuses and their size, in substantial part, are linked to predetermined earnings targets, creating direct linkage between pay and Company profitability.

    The RVSI Board believes that executive officers who are in a position to make a substantial contribution to the long term success of the Company and to build stockholder value should have a significant equity stake in the Company's on-going success. Accordingly, one of the Company's principal motivational methods has been the award of stock options. In addition to financial benefits to executive officers, if the price of the Company's Common Stock during the term of any such option increases beyond such option's exercise price, the program also creates an incentive for executive officers to remain with the Company since options generally vest and become exercisable over a five year period and are not exercisable until one year after the date of grant.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation for Pat V. Costa is determined substantially in conformity with the compensation philosophy, discussed above, that is applicable to all of the Company's executive officers. Performance is measured against predefined financial, operational and strategic objectives. In addition, Mr. Costa has been granted stock appreciation rights to further serve as incentive for his long term performance. These rights tie cash payments to increases in the value of the Company's Common Stock, underscoring the "at risk" and stockholder alignment features which are integral elements of the Company's executive compensation philosophy.

    In establishing Mr. Costa's base salary, bonus and stock appreciation rights, the RVSI Board took into account both corporate and individual achievements. Based upon an executive compensation study performed for the Company in December 1995 by William Mercer & Co., an independent compensation consultant, Mr. Costa's total fiscal year 1995 cash compensation was approximately 30% below the median compensation of chief executive officers of other high-technology companies in a similar industry.

    Mr. Costa's performance objectives included quantitative goals related to increasing revenues, earnings per share and stock price. His goals also included significant qualitative objectives such as raising capital for expansion of existing product lines, evaluating merger and acquisition opportunities and increasing global market penetration.

    In measuring Mr. Costa's performance against these goals, the RVSI Board took note of the fact that the Company's fiscal 1995 revenues increased by 36%, earnings per share doubled and the Company's stock price more than tripled, respectively, over fiscal 1994 levels. Further, during fiscal

1995 the Company raised over $9 million in new capital. In addition, Acuity was acquired in September 1995, followed by the acquisition of International Data Matrix, Inc. ("I.D. Matrix") in October 1995. These two acquisitions, strategically combining Acuity's and I.D. Matrix' two-dimensional technology with the Company's own three-dimensional vision technology, has positioned the Company as a world leader in machine vision. In addition, sales to Asia and the Pacific Rim almost doubled, and European sales more than tripled, in fiscal 1995 over the prior fiscal year.

    TAX CONSIDERATIONS

    Section 162(m) of the Code generally limits the deductibility of compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated officers. Currently the total compensation, including salary, bonuses and stock options for any of the named executives does not exceed this limit. If, in the future this regulation becomes applicable to the Company, the RVSI Board will not necessarily limit executive compensation to that which is deductible. It will consider alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its overall compensation objectives and philosophy.

    SUMMARY

    The RVSI Board will continue to review the Company's compensation programs to assure such programs are consistent with the objective of increasing stockholder value.

                             THE BOARD OF DIRECTORS

                          Pat V. Costa, Chairman
          Frank A. DiPietro            Donald J. Kramer
          Donald F. Domnick            Mark J. Lerner
          Ofer Gneezy                  Howard Stern
          Jay M. Haft                  Robert H. Walker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 1995, the following officers participated in RVSI Board discussions concerning executive officer compensation: Pat V. Costa, Howard Stern and Robert H. Walker. Each of the named participants did not participate in discussions concerning his own compensation.

  PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL RETURN FOR:                        9/28/1990   9/30/1991   9/30/1992   9/30/1993   9/30/1994   9/29/1995
Robotic Vision Systems,
Inc.                                           100        54.5       104.5       272.7       445.5      1690.9
S&P 500                                        100       131.5       145.7       164.6       170.7       221.8
NASDAQ NON-FINANCIAL                           100       156.7       165.7       215.8       214.6       295.8

  NOTES:

  A. Stockholder returns assume $100 was invested on September 28, 1990, with any dividends reinvested.

  B. Trading activity for the Company from 11/21/91 through 1/4/94 was on the OTC Bulletin Board; the balance of trading data was as reported by The Nasdaq National Market.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    As of February 15, 1996, GM owned approximately 7.5% of the Company's outstanding Common Stock. Sales to GM accounted for less than 1% of the Company's total sales for the Company's fiscal year ended September 30, 1995.

    Mr. Haft, a Director of the Company, is of counsel of Parker Duryee Rosoff & Haft, the Company's counsel.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The RVSI Board has selected Deloitte & Touche LLP to audit the accounts of the Company for the fiscal year ending September 30, 1996. Such firm, which has served as the Company's independent auditor since 1986 has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

    Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of Deloitte & Touche LLP as the Company's independent auditors.

    A representative of Deloitte & Touche LLP is expected to attend the Meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the Company's 1997 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8, promulgated under the Exchange Act, must be received by the Company's offices in Hauppauge, New York by November 29, 1996 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                                                       EXHIBIT A

                          ROBOTIC VISION SYSTEMS, INC.
                                1996 STOCK PLAN

    1. PURPOSE. The purpose of the Robotic Vision Systems, Inc. 1996 Stock Plan (the "Plan") is to encourage key employees of Robotic Vision Systems, Inc. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under
Section 422(b) of the  Internal Revenue Code of  1986, as amended (the  "Code");
(b) the grant of options which do not qualify as ISOs ("Non-Qualified Options");
(c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

    2.  ADMINISTRATION OF THE PLAN.

    (a) BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee, to the extent required by applicable regulations under
Section 162(m) of the Code, shall be comprised of two or more "outside directors" (as defined in applicable regulations thereunder) who, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3"), shall be disinterested administrators within the meaning of Rule 16b-3. All references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under
Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

    (b) COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

    (c) GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Subject to the provisions of paragraph 3 below, if applicable, Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of paragraph 3 below, members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

    (d) EXCULPATION. No member of the Board shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Stock Rights under the Plan, provided that this subparagraph 2(d) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

    (e) INDEMNIFICATION. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Stock Rights thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

    3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

    4.  STOCK RIGHTS.

    (a) NUMBER OF SHARES SUBJECT TO RIGHTS. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,000,000, subject to adjustment as provided in paragraph 13. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares of Common Stock subject to such Stock Right shall again be available for grants of Stock Rights under the Plan.

    (b) NATURE OF AWARDS. In addition to ISOs and Non-Qualified Options, the Committee may grant or award other Stock Rights, as follows: (i) Purchases. Participants may be granted the right to purchase Common Stock, subject to such restrictions as may be specified by the Committee ("Restricted Shares"). Such restrictions may include, but are not limited to, the requirement of continued employment with the Company or a Related Corporation and achievement of performance objectives. The Committee shall determine the purchase price of the Restricted Shares, the nature of the restrictions and the performance objectives, all of which shall be set forth in the agreement relating to each right awarded to purchase Restricted Shares. The performance objectives shall consist of (A) one or more in business criteria and
(B) a target level or levels of  performance with respect to such criteria.  The performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. (ii) Awards. Awards of Common Stock may be made to participants as a bonus or as additional compensation, as may be determined by the Committee.

    5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after January 12, 1996 and prior to January 12, 2006. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. Options granted under the Plan are intended to qualify as performance based compensation to the extent required under proposed Treasury Regulation
Section 1.162-27.

    6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

    (a) PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized. Non-Qualified Options granted under the Plan, with an exercise price less than the fair market value per share of Common Stock on the date of grant, are intended to qualify as performance-based compensation under Section 162(m) of the Code and any applicable regulations thereunder. Any such Non-Qualified Options granted under the Plan shall be exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee.

    (b) PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of
Section 424(d) of the Code shall apply.

    (c) $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

    (d) DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on The Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on The Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

    7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(b). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO.

    8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

    (a) VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

    (b) FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

    (c) PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

    (d) ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable;
provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(c).

    9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreements relating to such ISOs, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability or as otherwise specified in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of
(a)  ninety (90) days after the date of termination of his or her employment, or
(b) their specified expiration dates. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any BONA FIDE leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A BONA FIDE leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

    10.  DEATH; DISABILITY; VOLUNTARY TERMINATION; BREACH.

    (a) DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) one (1) year from the date of the optionee's death.

    (b) DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) one (1) year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

    (c) VOLUNTARY TERMINATION; BREACH. If an ISO optionee voluntarily leaves the employ of the Company and all Related Corporations or ceases to be employed by the Company and all Related Corporations by reason of a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the ISO optionee has breached his or her employment or service contract with the Company or any Related Corporation, or has been engaged in disloyalty to the Company or any Related Corporation, then, in either such event, in addition to immediate termination of the Option, the ISO optionee shall automatically forfeit all shares for which the Company has not yet delivered share certificates upon refund by the Company of the exercise price of such Option. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

    11. ASSIGNABILITY. No Stock Right shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Stock Right shall be exercisable only by such grantee.

    12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

    13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

    (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

    (b) CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the

Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (A) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (B) shares of stock of the surviving corporation or (C) such other securities as the Successor Board deems appropriate, the fair market value of which shall approximate the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

    (c) RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

    (d) MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

    (e) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

    (f) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

    (g) FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

    (h) ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

    14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price thereof either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the

Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a),
(b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

    15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on January 12, 1996, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained on or prior to January 12, 1997, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on January 12, 2006, (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph
13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.

    16.   APPLICATION OF FUNDS.   The proceeds received  by the Company from the
sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

    17. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

    18. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 17), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or
(iv) the vesting or transferability
of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

    19. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

    Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

    20.   GOVERNING  LAW.   The validity  and construction  of the  Plan and the
instruments evidencing Stock Rights shall be governed by the laws of Delaware.

                          ROBOTIC VISION SYSTEMS, INC.
                              425 RABRO DRIVE EAST
                            HAUPPAUGE, NEW YORK 11788

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Pat V. Costa and Howard Stern as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them to represent and vote, as designated on the reverse, all the shares of Common Stock of Robotic Vision Systems, Inc. ("the Company") held of record by the undersigned on February 15, 1996 at the Annual Meeting of Shareholders to be held on Thursday, March 28, 1996 or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                         (To Be Signed on Reverse Side)

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                         FOR ALL NOMINEES              WITHHOLD
                         LISTED BELOW                  AUTHORITY
                         (EXCEPT AS MARKED TO          TO VOTE FOR ALL
                         THE CONTRARY BELOW)           NOMINEES LISTED BELOW

1. Election of
 Directors:                    / /                             / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

NOMINEES:
Pat V. Costa             Frank A. DiPietro             Donald F. Domnick
Jay M. Haft              Donald J. Kramer              Mark J. Lerner
Howard Stern             Robert H. Walker


2.   To consider and vote upon a proposal to approve the Company's 1996 Stock
     Plan.

               FOR       AGAINST        ABSTAIN
               / /         / /            / /

3. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 1996.

               FOR       AGAINST        ABSTAIN
               / /         / /            / /

4.   To transact such other business as may properly come before the Meeting.

               FOR       AGAINST        ABSTAIN
               / /         / /            / /


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE                                                           DATE
         --------------------------------------------------------        -------

                                                                    DATE
-----------------------------------------------------------------        -------
SIGNATURE IF HELD JOINTLY


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.